Exhibit 99.1

KCAP Financial, Inc. Announces Second Quarter 2015 Financial Results

NEW YORK, Aug. 5, 2015 – KCAP Financial, Inc. (Nasdaq GS: KCAP) announces its second quarter 2015 financial results.

Financial Highlights

•	Net investment income for the second quarter ended June 30, 2015 was approximately $5.8 million, or $0.16 per basic share, compared with approximately $4.6 million, or $0.14 per basic share in the quarter ended June 30, 2014.

•	Taxable Distributable income was $0.17 per basic share for the quarter.

•	Cash distributed by Asset Manager Affiliates in excess of taxable earnings was $0.03 per basic share for the quarter.

•	Resources available for distribution $0.20 per basic share for the quarter.

•	KCAP Financial, Inc. declared a second quarter shareholder distribution of $0.21 per share.

•	At June 30, 2015, the fair value of KCAP's investments totaled approximately $474 million.

•	Net asset value per share of $6.96 as of June 30, 2015, compared with $6.94 at December 31, 2014.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted, “We are pleased with our second quarter results and the continued performance and credit quality of our portfolio. Despite a moderation in new deal activity compared to the first quarter, we maintain a healthy pipeline with good momentum as we proceed into the second half of 2015.”

Operating Results

For the three months ended June 30, 2015, we reported total investment income of approximately $11.2 million as compared to approximately $9.8 million in the same period last year, an increase of 14%. Investment income from debt securities increased 14% to approximately $5.9 million from approximately $5.2 million in the second quarter 2014. Investment Income from investments in CLO fund securities in the second quarter of 2015 increased to $4.0 million from $3.1 million in 2014, an increase of 29%, and dividends from our Asset Manager Affiliates in the second quarter of 2015 decreased to approximately $1.2 million from approximately $1.4 million in 2014.

For the three months ended June 30, 2015, total expenses were relatively flat, with a slight increase of approximately $161,000 as compared to the same period in 2014.

Net investment income for the second quarter of 2015 and 2014 was approximately $5.8 million and $4.6 million, respectively, or $0.16 per basic share and $0.14 per basic share, respectively. Net realized and unrealized depreciation on investments for the three months ended June 30, 2015 was approximately $4.6 million as compared to approximately $7.7 million of unrealized appreciation for the same period in 2014.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $474 million as of June 30, 2015. The composition of our investment portfolio at June 30, 2015 and December 31, 2014 at cost and fair value was as follows:

	June 30, 2015 (unaudited)			December 31, 2014
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Money Market Accounts³	$16,457,816	$16,457,816	6	$1,602,741	$1,602,741	1
Senior Secured Loan	220,875,385	217,535,523	84	220,965,922	218,329,860	86
Junior Secured Loan	40,194,817	39,898,155	15	38,664,199	38,569,006	15
Senior Unsecured Loan	10,143,525	10,143,525	4	33,066,984	33,066,984	13
First Lien Bond	2,972,088	2,547,600	1	2,962,507	2,580,000	1
Senior Subordinated Bond	4,375,084	4,278,531	2	4,295,544	4,240,301	2
Senior Unsecured Bond	11,527,830	11,618,855	5	11,208,178	11,386,218	4
Senior Secured Bond	1,512,620	1,481,700	1	1,515,584	1,552,500	1
CLO Fund Securities	97,601,049	78,448,455	30	90,889,190	77,514,901	30
Equity Securities	8,514,487	7,542,085	3	8,828,812	8,119,681	3
Preferred Securities	10,308,332	10,411,415	4	10,206,016	10,418,302	4
Asset Manager Affiliates²	57,942,090	73,737,000	29	60,292,677	72,326,000	28

Total	$482,425,123	$474,100,660	184%	$484,498,354	$479,706,494	188%

¹ Represents percentage of Net Asset Value.
² Represents the equity investment in the Asset Manager Affiliates.
³ Includes restricted cash held under employee benefit plans.

Liquidity and Capital Resources

At June 30, 2015, we had unrestricted cash and money market balances of approximately $19.3 million, total assets of approximately $495.1 million and stockholders' equity of approximately $257.8 million. Our net asset value per common share was $6.96. As of June 30, 2015, we had $227.4 million (par value) of borrowings outstanding ($224.2 million net of discount) with a weighted average interest rate of approximately 4.45%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Distributions

Generally, we seek to fund distributions to shareholders from current distributable earnings, primarily from net investment income generated by our investment portfolio. We announced a regular quarterly distribution of $0.21 per share for the quarter ended June 30, 2015. The record date for this distribution was July 6, 2015 and the distribution was paid on July 27, 2015. An estimate of the tax attributes of distributions made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

We have adopted a dividend reinvestment plan that provides for reinvestment of distributions in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. For more information regarding our distributions, please refer to our 2014 annual financial report. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Supplemental Information: Analysis of Shareholder Distributions

On a supplemental basis, we are providing information relating to our shareholder distributions. The Company believes that taxable distributable income as reported in our financial statement footnotes is an important measure for investors. The Company may not distribute all of its taxable distributable income, or may over-distribute during any period.

The following table1 depicts the composition of shareholder distributions on a per share basis for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015[1]	2014[1]	2015[1]	2014[1]
Net investment income	$0.16	$0.14	$0.33	$0.27
Tax Accounting Difference on CLO Equity Investments	0.01	0.05	0.02	0.11
Other tax accounting differences	-	0.01	-	-
Taxable distributable income	0.17	0.20	0.36	0.39
Cash distributed to the Company by Asset Manager Affiliates in excess of their taxable earnings	0.03	0.05	0.06	0.10
Available for distribution[2]	0.20	0.25	0.43	0.49
Distributed	$0.21	$0.25	$0.42	$0.50
Difference	$(0.01)	$-	$0.01	$(0.01)

[1]	Table may not foot due to rounding.

[2]	The “Available for distribution” financial measure is a non-GAAP financial measure that is calculated by including the cash distributed to the Company by the Asset Manager Affiliates in excess of their taxable earnings to the Company's taxable distributable income, which is the most directly comparable GAAP financial measure. In order to reconcile the “Available for distribution” financial measure to taxable distributable income per share in accordance with GAAP, the $0.03 and $0.06 per share of cash distributed to the Company by the Asset Manager Affiliates in excess of their taxable earnings is subtracted from the “Available for distribution” financial measure for the three and six months ended June 30, 2015, respectively. The Company's management believes that the presentation of the non-GAAP “Available for distribution” financial measure provides useful information to investors.

Conference Call and Webcast

We will hold a conference call on Thursday, August 6, 2015 at 9:00 am Eastern Daylight Time to discuss our second quarter 2015 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Daylight Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on August 6, 2015 until 11:59 p.m. on August 13, 2015. The dial in number for the replay is (855) 859-2056 and the conference ID is 2632391.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Trimaran Advisors, L.L.C. and Katonah Debt Advisors, L.L.C. manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2015	As of December 31, 2014
	(unaudited)
ASSETS
Investments at fair value:
Money market accounts (cost: 2015 - $16,457,816; 2014 - $1,602,741)	$16,457,816	$1,602,741
Debt securities (cost: 2015 - $301,909,681; 2014 - $322,884,934)	297,915,304	320,143,170
CLO Fund securities managed by affiliates (cost: 2015 - $92,028,527; 2014 - $85,355,897)	75,182,525	74,139,696
CLO Fund securities managed by non-affiliates (cost: 2015 - $5,572,522; 2014 - $5,533,293)	3,265,930	3,375,206
Equity securities (cost: 2015 - $8,514,487; 2014 - $8,828,812)	7,542,085	8,119,681
Asset Manager Affiliates (cost: 2015 - $57,942,090; 2014 - $60,292,677)	73,737,000	72,326,000
Total Investments at Fair Value (cost: 2015 - $482,425,123; 2014 - $484,498,354)	474,100,660	479,706,494
Cash	2,807,432	1,220,798
Restricted cash	8,641,346	19,325,550
Interest receivable	1,917,083	1,748,821
Due from affiliates	2,412,580	3,027,409
Other assets	5,201,056	5,417,725
Total Assets	$495,080,157	$510,446,797

LIABILITIES
Convertible Notes	$38,647,000	$38,647,000
7.375% Notes Due 2019	41,400,000	41,400,000
Notes issued by KCAP Senior Funding I, LLC (net of discount: 2015 - $3,212,019; 2014 - $3,512,407)	144,137,981	143,837,593
Payable for open trades	7,741,875	18,293,725
Accounts payable and accrued expenses	1,428,803	2,166,400
Accrued interest payable	1,712,049	1,566,255
Payable to officers and directors	—	107,750
Due to affiliates	2,216,091	31,000
Shareholder distribution payable	—	9,080,373
Total Liabilities	237,283,799	255,130,096

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,032,825 and 36,775,127 common shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	370,328	367,751
Capital in excess of par value	363,847,548	362,411,830
Excess distribution of net investment income	(20,886,123)	(25,579,865)
Accumulated net realized losses	(75,413,728)	(75,512,134)
Net unrealized depreciation on investments	(9,903,491)	(6,370,881)
Treasury stock at cost	(218,176)	—
Total Stockholders' Equity	257,796,358	255,316,701
Total Liabilities and Stockholders' Equity	$495,080,157	$510,446,797
NET ASSET VALUE PER COMMON SHARE	$6.96	$6.94

KCAP FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Investment Income:
Interest from investments in debt securities	$5,879,930	$5,173,514	$12,077,758	$10,420,750
Interest from cash and time deposits	3,657	724	4,358	1,510
Investment income on CLO Fund Securities managed by affiliates	3,599,699	2,816,749	7,939,842	5,639,127
Investment income on CLO Fund Securities managed by non-affiliates	396,398	279,261	624,077	598,674
Dividends from Asset Manager Affiliates	1,235,439	1,378,466	2,649,414	2,756,932
Capital structuring service fees	56,263	125,116	218,066	352,199
Total investment income	11,171,386	9,773,830	23,513,515	19,769,192
Expenses:
Interest and amortization of debt issuance costs	2,990,782	2,893,806	5,957,969	5,883,972
Compensation	1,057,452	1,227,651	2,130,273	2,490,088
Professional fees	705,132	545,913	1,876,574	1,217,123
Insurance	107,094	111,507	219,533	247,467
Administrative and other	478,674	399,315	989,966	867,597
Total expenses	5,339,134	5,178,192	11,174,315	10,706,247
Net Investment Income	5,832,252	4,595,638	12,339,200	9,062,945
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	26,050	(64,797)	98,406	244,785
Net change in unrealized (depreciation) appreciation on:
Debt securities	(2,502,825)	1,102,632	(1,252,614)	499,319
Equity securities	(207,148)	546,686	(263,271)	219,023
CLO Fund securities managed by affiliates	(4,970,933)	2,650,352	(5,629,804)	3,584,183
CLO Fund securities managed by non-affiliates	(222,252)	573,617	(148,508)	232,911
Asset Manager Affiliates investments	3,277,561	2,848,534	3,761,586	1,851,090
Total net change in unrealized (depreciation) appreciation	(4,625,597)	7,721,821	(3,532,611)	6,386,526
Net realized and unrealized (depreciation) appreciation on investments	(4,599,547)	7,657,024	(3,434,205)	6,631,311
Net Increase In Stockholders’ Equity Resulting From Operations	$1,232,705	$12,252,662	$8,904,995	$15,694,256
Net Increase In Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$0.03	$0.37	$0.24	$0.47
Diluted:	$0.03	$0.34	$0.24	$0.45
Net Investment Income Per Common Share:
Basic:	$0.16	$0.14	$0.33	$0.27
Diluted:	$0.16	$0.14	$0.33	$0.27
Weighted Average Shares of Common Stock Outstanding—Basic	36,886,129	33,405,189	36,860,341	33,371,764
Weighted Average Shares of Common Stock Outstanding—Diluted	36,891,931	39,723,264	36,867,887	39,689,884

KCAP-G

CONTACT:	Jamie Lillis

jlillis@soleburyir.com

(203) 428-3223